UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        December 2, 2004

HAGGAR CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-20850	75-2187001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11511 Luna Road, Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 352-8481

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 2, 2004, the Registrant promoted John W. Feray to be its Senior Vice President of Finance and Chief Accounting Officer.  Mr. Feray, age 38, had since 1997 served as the Registrant’s Vice President of Finance and Controller.

There is no family relationship between Mr. Feray and any director, executive officer, or person nominated or chosen by the Registrant to become a director or executive officer.  Mr. Feray was not promoted pursuant to any arrangement or understanding between him and any other person.  Mr. Feray will serve in his new positions at the pleasure of the Board of Directors of the Registrant.

The Registrant has no formal employment agreement with Mr. Feray.  Mr. Feray will continue to receive an annual base salary of $151,500 and will continue to be eligible to participate in the bonus plans, option plans and other benefits generally available to the officers of the Registrant.

Item 7.01.                                          Regulation FD Disclosure.

On December 2, 2004, the Registrant announced that John W. Feray had been promoted to Senior Vice President of Finance and Chief Accounting Officer.  The announcement was set forth in the press release attached hereto as Exhibit 99.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits.

99  -   Press release dated December 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGGAR CORP.

Date: December 8, 2004	By:	/s/ J. M. HAGGAR, III
J. M. Haggar, III, Chief Executive Officer